SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2013

XUNNA INFORMATION TECHNOLOGY INC.
(Exact name of registrant as specified in its charter)

Nevada	000-1516580	45-0963567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 10 63771099
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

Effective March 15, 2013, Xunna Information Technology Inc. (a Nevada corporation in the development stage) (the “Company”) dismissed Patrizio & Zhao, LLC (“Patrizio”), the Company's independent registered public accounting firm. The decision to change accountants was approved by the Company's Board of Directors.

Patrizio has been the Company’s independent registered public accounting firm since March 22, 2011 (Date of inception). The report of Patrizio on our financial statements for the fiscal year ended June 30, 2012 was modified to include an explanatory paragraph expressing concern about the Company’s ability to continue as a going concern, but did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audit of the Company’s financial statements for the fiscal year ended June 30, 2012 and through the date of this Current Report, there were: (i) no disagreements between the Company and Patrizio on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Patrizio would have caused it to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Patrizio a copy of the disclosures in this Current Report and has requested that Patrizio furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Company’s statements in this Current Report. A copy of the letter dated March 15, 2013, furnished by Patrizio in response to that request is filed as Exhibit 16.1 to this Form 8-K.

The Company has engaged Paritz & Company, P.A. as its new independent registered public accounting firm. The decision to engage Paritz & Company, P.A. was approved by the Board of Directors on March 14, 2013. The Company signed the engagement letter on March 14, 2013.

During the Company’s recent fiscal year ended June 30, 2012 and through March 14, 2013, the Company did not consult with Paritz & Company, P.A. on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and Paritz & Company, P.A. did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported, on February 4, 2013, we consummated a number of related transactions (the “Merger”) through which we acquired control of Xunna Network Technology (Beijing) Co., Ltd. (sometimes translated as “Xunna Network Sci-Tech (Beijing) Co., Ltd. ) (“Xunna Beijing”).

The Company’s Board of Directors, on March 14, 2013, approved a change of the Company’s fiscal year end from June 30 to December 31, the fiscal year end of Xunna Beijing, the accounting acquiror in the Merger. Starting with the periodic report for the quarter in which the Merger will be completed, the Company will file annual and quarterly reports based on a December 31 fiscal year. Such financial statements will reflect the operating results of Xunna Beijing for periods prior to the Merger, and Xunna Beijing and the Company for periods following the Merger.

 Item 9.01 Financial Statements and Exhibits.

Exhibits.
16.1	Letter of Patrizio & Zhao, LLC, dated March 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XUNNA INFORMATION TECHNOLOGY INC.
By: /s/ Xiangying Meng
Xiangying Meng
Chief Executive Officer, President and Principle Executive Officer
Date: March 15, 2013